GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET,
SUITE 101-G SEATTLE, WASHINGTON 98144
 (206) 328-8554 FAX(206) 328-0383

July 21, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:	Asia Interactive Media Inc. (formerly Black Gardenia Corp.) Commission File Number: 000-49768

Commissioners:

We were previously the principal accountants for Asia Interactive Media Inc., and we reported on all financial statements of Asia Interactive Media Inc. beginning with those for the financial period ended December 31, 2000 and continuing until and including the financial period ended September 30, 2006. On February 26, 2007 we were dismissed as principal accountants.

There were no disagreements between our firm and Asia Interactive Media Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We have read the Asia Interactive Media Inc.’s statements included under Item 4.01 of its Form 8-K dated July 21, 2008 and agree with the statements related only to our firm contained therein.

Very truly yours,

/s/ George Stewart, CPA
GEORGE STEWART, CPA.
July 21, 2008